Exhibit 99.1

Trex Company Reports First Quarter 2016 Results

-- Net Sales Increased 9% to $132 Million

-- Gross Margin was 43.8%, a 390 basis point improvement

-- Net Income up 33% to $23.4 Million; Diluted EPS was $0.78, up 42% year-on-year

-Trex Swept 2016 Brand Use Survey for Second Consecutive Year-

WINCHESTER, Va.--(BUSINESS WIRE)--May 10, 2016--Trex Company, Inc. (NYSE:TREX), the world’s number-one brand of decking and railing and leader in high-performance, low-maintenance outdoor living products, today reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Results

Net sales for the first quarter of 2016 were $132 million, 9% above the $121 million reported for the comparable period in 2015. Gross margin was 43.8%, a 390 basis point increase from the 39.9% reported in the first quarter of 2015. The Company reported net income of $23.4 million, or $0.78 per diluted share, up 33% and 42%, respectively, from net income of $17.6 million, or $0.55 per diluted share, reported in last year’s first quarter.

“First quarter results represented an exceptionally strong start to 2016 thanks to several factors that came together in the period,” commented James E. Cline, President and Chief Executive Officer.

“Revenue growth was in line with our expectations and demonstrated the success of our strategy to build market share for Trex’s high-performance outdoor living products. The Company’s recent market recognitions for brand and green building, together with our new, targeted advertising and marketing campaigns, position us to further advance our growth initiatives. In support of our growth strategy, we successfully launched Trex University in the first quarter, an interactive educational and training center for dealers, distributors and contractors.

“Operating leverage drove significant upside in our first quarter results. The combination of lower input costs and manufacturing cost savings resulted in a substantial expansion in gross margin to 43.8% for the quarter. At the same time, we made a strategic decision to defer a portion of our marketing spend to the second quarter, which reduced SG&A as a percentage of sales to 15.7% from 17.0% in the comparable period last year,” Mr. Cline said.

Recent Recognitions

  In February 2016, Trex was named top brand in the state of Virginia by Hardware + Building Supply Dealer.
  Also in February, Trex was honored as the “Greenest Decking” brand in Green Builder Media’s 2016 Reader’s Choice Awards.
  In April 2016, Trex took top honors in the Quality, Brand Familiarity, Brand Used Most, and Brand Used Most in the Past Two Years categories of the 2016 BUILDER Brand Use Study. This marked the 2nd year in a row that Trex swept all four categories.

Summary and Outlook

“We have entered our selling season with expectations for revenues in the second quarter of 2016 of approximately $145 million, or 8% ahead of the similar period last year, excluding the contribution from scrap poly sales. Lower input costs and manufacturing cost savings are expected to continue to benefit year-on-year comparisons throughout 2016, with the greatest impact occurring in the first half of the year. Additionally, our television, print and digital advertising campaign kicked off in early April and will run through the third quarter, bringing SG&A as a percentage of net sales to more normalized levels. Our new campaign will position Trex to take market share from the wood decking and railing market, which accounts for over 2 billion linear feet of decking and railing annually, or 84% of market volume.

“In the first quarter, Trex repurchased 1.6 million common shares at an average price of $33.75, totaling $53.3 million. Our borrowing capacity positions us to continue our opportunistic share repurchases, while pursuing organic growth through the development and launch of new products and new branding initiatives, as well as potential acquisitions,” Mr. Cline noted.

First-Quarter 2016 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter 2016 results and other corporate matters on Tuesday, May 10, 2016 at 10:00 a.m. ET. To participate on the day of the call, dial 1-888-349-0106 or internationally, 1-412-902-0131 approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at http://investor.trex.com/phoenix.zhtml?c=86979&p=irol-irhome. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of high performance wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 6,700 retail locations worldwide, Trex outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.

Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net sales	$131,676	$120,800

Cost of sales	74,049	72,553

Gross profit	57,627	48,247

Selling, general and administrative expenses	20,612	20,593

Income from operations	37,015	27,654

Interest expense, net	572	137

Income before income taxes	36,443	27,517

Provision for income taxes	13,041	9,964

Net income	$23,402	$17,553

Basic earnings per common share	$0.79	$0.55

Basic weighted average common shares outstanding	29,697,722	31,683,672

Diluted earnings per common share	$0.78	$0.55

Diluted weighted average common shares outstanding	29,860,730	32,094,828

Comprehensive income	$23,402	$17,553

TREX COMPANY, INC.

Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2016	2015
ASSETS	(Unaudited)
Current assets:

Cash and cash equivalents	$3,804	$5,995
Accounts receivable, net	156,325	47,386
Inventories	25,660	23,104
Prepaid expenses and other assets	5,706	13,409
Deferred income taxes	9,136	9,136
Total current assets	200,631	99,030
Property, plant and equipment, net	99,756	100,924
Goodwill and other intangibles	10,524	10,526
Other assets	1,784	1,518
Total assets	$312,695	$211,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$17,067	$17,733
Accrued expenses	25,777	28,891
Accrued warranty	6,825	6,825
Line of credit	141,500	7,000
Total current liabilities	191,169	60,449
Deferred income taxes	4,597	4,597
Non-current accrued warranty	25,715	26,698
Other long-term liabilities	3,666	3,791
Total liabilities	225,147	95,535
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 34,824,224 and 34,819,259 shares issued and 29,330,543 and 30,904,530 shares outstanding at March 31, 2016 and December 31, 2015, respectively	348	348
Additional paid-in capital	117,916	116,947
Retained earnings	142,797	119,395
Treasury stock, at cost, 5,493,681 and 3,914,729 shares at March 31, 2016 and December 31, 2015, respectively	(173,513)	(120,227)
Total stockholders’ equity	87,548	116,463
Total liabilities and stockholders’ equity	$312,695	$211,998

TREX COMPANY, INC.

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Operating Activities
Net income	$23,402	$17,553
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,829	3,636
Stock-based compensation	1,276	1,454
Gain on disposal of property, plant and equipment	(104)	—
Excess tax benefits from stock compensation	(363)	(1,035)
Changes in operating assets and liabilities:
Accounts receivable	(108,939)	(100,602)
Inventories	(2,556)	827
Prepaid expenses and other assets	(1,577)	888
Accounts payable	(666)	(7,265)
Accrued expenses and other liabilities	(11,327)	(5,666)
Income taxes receivable/payable	12,542	9,166

Net cash used in operating activities	(84,483)	(81,044)

Investing Activities
Expenditures for property, plant and equipment	(2,439)	(9,060)
Proceeds from sales of property, plant and equipment	4,249	—
Purchase of acquired company, net of cash acquired	—	(31)

Net cash provided by (used in) investing activities	1,810	(9,091)

Financing Activities
Borrowings under line of credit	148,500	84,000
Principal payments under line of credit	(14,000)	—
Repurchases of common stock	(53,968)	(2,015)
Financing costs	(485)	—
Proceeds from employee stock purchase and option plans	72	127
Excess tax benefits from stock compensation	363	1,035

Net cash provided by financing activities	80,482	83,147

Net decrease in cash and cash equivalents	(2,191)	(6,988)
Cash and cash equivalents at beginning of period	5,995	9,544

Cash and cash equivalents at end of period	$3,804	$2,556

Supplemental Disclosure:
Cash paid for interest	$248	$59
Cash paid for income taxes, net	$498	$799

CONTACT:
Trex Company, Inc.
Bryan Fairbanks
VP & CFO
540-542-6300
or
MBS Value Partners
Lynn Morgen/Jon Friedman
212-750-5800